Exhibit 1.1

EXECUTION VERSION

LINCOLN EDUCATIONAL SERVICES CORPORATION

(a New Jersey corporation)

3,000,000 Shares of Common Stock

PURCHASE AGREEMENT

Dated:  March 30, 2010

LINCOLN EDUCATIONAL SERVICES CORPORATION

(a New Jersey corporation)

3,000,000 Shares of Common Stock

(No Par Value Per Share)

PURCHASE AGREEMENT

March 30, 2010

BARCLAYS CAPITAL INC.
745 Seventh Avenue
New York, NY 10019

Ladies and Gentlemen:

Lincoln Educational Services Corporation, a New Jersey corporation (the “Company”) and Back to School Acquisition, L.L.C. (the “Selling Shareholder”), confirm their respective agreements with Barclays Capital Inc. (the “Underwriter”) with respect to the sale by the Selling Shareholder and the purchase by the Underwriter of the number of shares of common stock, no par value per share, of the Company (the “Common Stock”) set forth in Schedules A and B hereto.  The aforesaid 3,000,000 shares of Common Stock to be purchased by the Underwriter are hereinafter called the “Securities.”

The Company and the Selling Shareholder understand that the Underwriter proposes to make a public offering of the Securities as soon as the Underwriter deems advisable after this Agreement has been executed and delivered.

           The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-152854), including a prospectus, covering the registration of the Securities under the Securities Act of 1933, as amended (the “1933 Act”).  Such registration statement, in the form in which it became effective, as amended through the Applicable Time (as defined below), including all documents incorporated or deemed to be incorporated by reference therein through the Applicable Time, and including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the 1933 Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is herein referred to as the “Registration Statement”.  Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement.

           The Company has prepared and filed with the Commission a preliminary prospectus supplement dated March 30, 2010 relating to the Securities.  The term “Preliminary Prospectus” means such preliminary prospectus supplement together with the prospectus included in the Registration Statement at the time it became effective, and all documents incorporated or deemed to be incorporated therein by reference.  Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus supplement relating to the Securities in accordance with the provisions of Rule 424(b) (“Rule 424(b)”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”).  Such final prospectus supplement in the form first furnished to the Underwriter for use in connection with the offering of the Securities, together with the prospectus included in the Registration

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Statement at the time it became effective and all documents incorporated or deemed to be incorporated by reference therein, is herein referred to as the “Prospectus.”  For purposes of this Agreement, all references to the Registration Statement, Preliminary Prospectus, Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, the Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to mean and include the filing after the date hereof and prior to the completion of the offering of the Securities of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, Preliminary Prospectus or Prospectus, as the case may be.

           SECTION 1.                  Representations and Warranties.

           (a)           Representations and Warranties by the Company.  The Company represents and warrants to the Underwriter as of the date hereof, the Applicable Time referred to in Section 1(a)(ii) hereof and as of the Closing Time referred to in Section 2(c) hereof, and agrees with the Underwriter, as follows:

(i)           Registration Requirements. At the time of filing the Registration Statement and at the date hereof, the Company met and meets the requirements for use of Form S-3 under the 1933 Act to register the sale of the Securities by the Selling Shareholder as contemplated hereby.

(ii)           Registration Statement, Prospectus and Disclosure at Time of Sale.  The Registration Statement became effective under the 1933 Act on September 12, 2008, and any post-effective amendment thereto also became effective under the 1933 Act.  No stop order or notice suspending the effectiveness or use of the Registration Statement, any post-effective amendment thereto, the Preliminary Prospectus or the Prospectus has been issued under the 1933 Act, and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times the Registration Statement and any post-effective amendment thereto became effective and at the Closing Time, the Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the applicable requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  Neither the Prospectus nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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As of the Applicable Time (as defined below), neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below), if any, issued at or prior to the Applicable Time and the Preliminary Prospectus, all considered together with the final pricing and distribution terms of the Securities as reflected in the Prospectus (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus (as defined below), if any, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 5:00 p.m. (Eastern time) on March 30, 2010 or such other time as agreed by the Company and the Underwriter.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission pursuant to Rule 433(d) or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule E hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Underwriter as described in Section 3(e), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, General Disclosure Package or Prospectus, including any document incorporated by reference therein and the Preliminary Prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the General Disclosure Package, the Prospectus, or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein.

The Preliminary Prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto complied or will comply when so filed in all material respects with the 1933 Act Regulations and the Preliminary Prospectus and the Prospectus delivered to the Underwriter for use in connection with this offering was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

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At the time of filing the Registration Statement and any post-effective amendments thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the 1933 Act Regulations.

(iii)           Incorporated Documents.  The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, when read together with the other information in the General Disclosure Package, (a) at the time the Registration Statement became effective, (b) at the earlier of the time the General Disclosure Package was first used and the Applicable Time and (c) at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iv)           Independent Accountants.  Deloitte & Touche LLP, who certified the financial statements and supporting schedule included or incorporated by reference in the Registration Statement, is an independent registered public accounting firm with respect to the Company in accordance with the provisions of the 1933 Act and the 1933 Act Regulations.

(v)           Financial Statements.  The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved.  The supporting schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, if any, present fairly in accordance with GAAP the information required to be stated therein.  The summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included by reference in the Registration Statement.  All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G under the 1934 Act and Item 10 of Regulation S-K of the 1933 Act Regulations, to the extent applicable.

(vi)           No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

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(vii)           Good Standing of the Company.  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of New Jersey and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(viii)           Good Standing of Subsidiaries.  Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X, each a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, the Preliminary Prospectus and the Prospectus, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.  The only subsidiaries of the Company are the subsidiaries listed on Schedule F hereto.

(ix)           Capitalization.  The authorized, issued and outstanding capital stock of the Company is as set forth in the consolidated balance sheet of the Company as of December 31, 2009 included in the Annual Report on Form 10-K filed for the fiscal year ended December 31, 2009 (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to or incorporated by reference in the Preliminary Prospectus or pursuant to the exercise of convertible securities or options referred to or incorporated by reference in the Preliminary Prospectus).  The shares of issued and outstanding capital stock of the Company, including the Securities to be purchased by the Underwriter from the Selling Shareholder, are validly issued and are fully paid and nonassessable; none of the outstanding shares of capital stock of the Company, including the Securities to be purchased by the Underwriter from the Selling Shareholder, was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(x)           Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(xi)           Description of the Securities.  The Securities conform to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus; the description of the Common Stock contained in the Registration Statement, the General Disclosure Package and the Prospectus conforms to the rights set forth in the governing instruments defining the rights of holders of the Common Stock; no holder of the Securities will be subject to personal liability by reason of being such a holder.

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(xii)           Absence of Defaults and Conflicts.  Neither the Company nor any of its subsidiaries is (a) in violation of its charter or by-laws or (b) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”) except for such defaults that would not, singly or in the aggregate,  reasonably be expected to result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement and the Prospectus (including the sale of the Securities by the Selling Shareholder) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances (i) that may occur under the Company’s Credit Agreement, dated as of December 1, 2009, as a result of a notification from the Department of Education (“DOE”) to the Company or any of its subsidiaries or schools of any suspension or termination of Title IV Program (as defined below) funding in connection with such sale of the Securities by the Selling Shareholder, (ii) or that would not, singly or in the aggregate,  reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation of (A) the provisions of the charter or by-laws of the Company or any subsidiary or (B) except as disclosed in the Company’s Annual Report on Form 10-K filed for the fiscal year ended December 31, 2009 under the headings “Business—Regulatory Environment” and “Risk Factors—Issuance or sales of a substantial amount of our common stock could result in a change in control of our schools, which could require any affected schools to reaffirm their DOE approvals, state authorizations and accreditations and their ability to participate in Title IV Programs” and in the General Disclosure Package and the Prospectus under the heading “Risks Related to the Offering— The sale of shares in this offering by the selling stockholder will constitute a change in control of each of our schools under the DOE standards and standards of certain institutional accrediting agencies requiring each of our schools to apply for recertification for continued ability to participate in Title IV Programs and reaffirm certain accreditations.  The failure to obtain the required recertifications and reaffirmations could have a material adverse effect on our results of operations” and except for any such violation that would not reasonably be expected to result, singly or in the aggregate, in a Material Adverse Effect, any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations, including, without limitation, the Higher Education Act of 1965, as amended, and the regulations promulgated thereunder (the “HEA”).  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

(xiii)           Absence of Labor Dispute.  No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

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(xiv)           Compliance with Laws; Absence of Proceedings.  There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement, the Preliminary Prospectus and the Prospectus (other than as disclosed therein), or which might reasonably be expected, singly or in the aggregate,  to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, the Preliminary Prospectus  or the Prospectus, including ordinary routine litigation incidental to the business, could not, singly or in the aggregate,  reasonably be expected to result in a Material Adverse Effect.

(xv)           Accuracy of Exhibits.  There are no contracts or documents which are required by the 1933 Act, 1933 Act Regulations, 1934 Act, 1934 Act Regulations or the applicable forms thereunder, to be described in the Registration Statement, the General Disclosure Package, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(xvi)           Regulatory Environment.  The statements included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus under the headings “Regulatory Environment,” “Prospectus Supplement Summary—Recent Regulatory Developments” and “Risk Factors—Risks Related to Our Business and Industry—The sale of shares in this offering by the selling stockholder will constitute a change in control of each of our schools under the DOE standards and standards of certain institutional accrediting agencies requiring each of our schools to apply for recertification for continued ability to participate in Title IV Programs and reaffirm certain accreditations.  The failure to obtain the required recertifications and reaffirmations could have a material adverse effect on our results of operations” fairly summarize in all material respects the matters therein described.

(xvii)           Possession of Intellectual Property.  The Company and its subsidiaries own or possess, or believe they can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(xviii)           Absence of Further Requirements.  Except as disclosed in the Company’s Annual Report on Form 10-K filed for the fiscal year ended December 31, 2009 under the headings “Business—Regulatory Environment” and “Risk Factors—Issuance or sales of a substantial amount of our common stock could result in a change in control of our schools, which could require any affected schools to reaffirm their DOE approvals, state authorizations and

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accreditations and their ability to participate in Title IV Programs” and in the General Disclosure Package and the Prospectus under the heading “Risks Related to the Offering— The sale of shares in this offering by the selling stockholder will constitute a change in control of each of our schools under the DOE standards and standards of certain institutional accrediting agencies requiring each of our schools to apply for recertification for continued ability to participate in Title IV Programs and reaffirm certain accreditations.  The failure to obtain the required recertifications and reaffirmations could have a material adverse effect on our results of operations” no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering or sale of the Securities hereunder or the consummation by it of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities or blue sky laws or in connection with any law, rule or regulation that is part of the regulatory regime applicable to the Company and its subsidiaries by reason of the business of providing education services, including without limitation, Title IV of the HEA and state and accreditation change of control provisions relating to the sale of Securities by the Selling Shareholder.

(xix)           Absence of Manipulation.  Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xx)           Possession of Licenses and Permits.  Except as disclosed in the Company’s Annual Report on Form 10-K filed for the fiscal year ended December 31, 2009 under the headings “Business—Regulatory Environment” and “Risk Factors—Issuance or sales of a substantial amount of our common stock could result in a change in control of our schools, which could require any affected schools to reaffirm their DOE approvals, state authorizations and accreditations and their ability to participate in Title IV Programs” and in the General Disclosure Package and the Prospectus under the heading “Risks Related to the Offering— The sale of shares in this offering by the selling stockholder will constitute a change in control of each of our schools under the DOE standards and standards of certain institutional accrediting agencies requiring each of our schools to apply for recertification for continued ability to participate in Title IV Programs and reaffirm certain accreditations.  The failure to obtain the required recertifications and reaffirmations could have a material adverse effect on our results of operations”: (A) the Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies, including, without limitation, all authorizations required for participation in federal financial aid programs under Title IV (each a “Title IV Program”) of the HEA, necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; (B) the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; (C) all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and (D) neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, if the subject of an unfavorable decision, ruling or finding, would, singly or in the aggregate, result in a Material Adverse Effect.

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(xxi)           Title to Property.  The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement, the General Disclosure Package and the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxii)           Investment Company Act.  The Company is not required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxiii)           ERISA.  Except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each “plan” (as defined in Section 3(3) of the United States Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”)) in which employees of the Company and/or its subsidiaries are eligible to participate is in compliance in all material respects with the presently applicable provisions of ERISA; no “reportable event” (within the meaning of Section 4043 of ERISA) has occurred with respect to any “pension plan” (as defined in Section 3(2) of ERISA) for which the Company or such subsidiary would have any material liability; none of the Company or any of its subsidiaries has incurred, and does not expect to incur, material liability under (1) Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan or (2) Section 412 or 4971 of the United States Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”), or Section 302 of ERISA, and no “accumulated funding deficiency,” as defined in Section 412 of the Code or Section 302 of ERISA, has occurred with respect to any pension plan for which the Company or any of its subsidiaries would have any liability; and each pension plan maintained by the Company or any of its subsidiaries that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, that would cause the loss of such qualification.

(xxiv)           Environmental Laws.  Except as described in the Registration Statement, the Preliminary Prospectus and the Prospectus and except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of

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Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances known to the Company that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxv)           Registration Rights.  Other than the Selling Shareholder, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement, except for such registration rights or other similar rights as have been validly waived.

(xxvi)         Payment of Taxes.  The Company and each of its subsidiaries has filed all federal, state and local income tax returns required to be filed through the date hereof, except for such non-filings as would not, singly or in the aggregate, have a Material Adverse Effect, and has paid all taxes due thereon, except such as are being contested in good faith by appropriate proceedings, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had, nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, would, singly or in the aggregate, reasonably be expected to have, a Material Adverse Effect.

(xxvii)          Accounting Controls and Disclosure Controls.  The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (1) transactions are executed in accordance with management’s general or specific authorization; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Since the end of the Company’s most recent audited fiscal year, (1) the Company has not determined that there are, and its auditors have not notified the Company of, any material weaknesses in the Company’s internal control over financial reporting (whether or not remediated) and (2) there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

The Company and its consolidated subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxviii)            Compliance with the Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of

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2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(b)           Representations and Warranties by  the Selling Shareholder.  The Selling Shareholder represents and warrants to the Underwriter as of the date hereof, the Applicable Time and the Closing Time and agrees with the Underwriter, as follows:

(i)           Accuracy.  The Selling Shareholder has reviewed and is familiar with the Registration Statement, the General Disclosure Package and the Prospectus and none of the Registration Statement, the General Disclosure Package, the Prospectus or any amendments or supplements thereto contains any untrue statement of a material fact or omits to state a material fact required to be stated therein necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that, the foregoing representation  is limited to statements or omissions made in reliance upon and in conformity with information relating to the Selling Shareholder furnished to the Company in writing by or on behalf of the Selling Shareholder expressly for use in the Registration Statement, General Disclosure Package or Prospectus, or any amendments or supplements thereto up to the Applicable Time).

It is understood and agreed by the parties hereto that the only written information furnished by the Selling Shareholder to the Company expressly for use in the Registration Statement, the Preliminary Prospectus and the Prospectus, are contained, as applicable to the Selling Shareholder, under the caption “Principal Stockholders” in the Preliminary Prospectus and the Prospectus, under the caption “Selling Stockholder” in the Preliminary Prospectus and the Prospectus (the “Selling Shareholder Furnished Information”).

The Selling Shareholder is not prompted to sell the Securities to be sold by the Selling Shareholder hereunder by any material non-public information concerning the Company or any subsidiary of the Company which is not set forth in the Registration Statement, the General Disclosure Package or the Prospectus.

(ii)           Authorization of this Agreement.  This Agreement has been duly authorized and duly executed and delivered by or on behalf of the Selling Shareholder.

(iii)           Authorization of Lock-up Letter. This Agreement and the Lock-up Letter in the form of Exhibit H hereto (the “Lock-up Letter”), furnished to the Underwriter, have been duly authorized, executed and delivered by the Selling Shareholder and are each the valid and binding agreement of the Selling Shareholder except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws or public policy underlying such laws, and except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally and by equitable principles (whether enforcement is sought by proceedings in equity or at law).

(iv)           Noncontravention. The execution and delivery of this Agreement and the Lock-up Letter, the sale and delivery of the Securities to be sold by the Selling Shareholder, the consummation of the transactions contemplated herein and therein and the compliance by the Selling Shareholder with its obligations hereunder and thereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by the Selling Shareholder or any property or assets of the Selling Shareholder, pursuant to any contract, indenture, mortgage, deed of trust, loan or

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credit agreement, note, license, lease or other agreement or instrument to which the Selling Shareholder is a party or by which the Selling Shareholder may be bound, or to which any of the property or assets of the Selling Shareholder is subject, except for those that would not adversely affect the Selling Shareholder’s ability to perform its obligations hereunder or thereunder or otherwise have a material adverse effect on the Selling Shareholder or its business or assets, nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of the Selling Shareholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Selling Shareholder or any of its properties.

(v)           Securities Suitable for Transfer. The Securities to be sold by the Selling Shareholder pursuant to this Agreement are certificated securities in registered form within the meaning of Section 8-102 of the Uniform Commercial Code as in effect in the State of New York (the “UCC”).  Certificates for the certificated Securities to be sold by the Selling Shareholder pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank have been or will be prior to the Closing Time delivered to Continental Stock Transfer & Trust Company, as transfer agent, with irrevocable conditional instructions to deliver such Securities to the Underwriter pursuant to this Agreement.

(vi)           Valid Title.  The Selling Shareholder has, and at the Closing Time will have, valid title to the Securities to be sold by the Selling Shareholder hereunder, free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorizations and approvals required by law, to enter into this Agreement and the Lock-up Letter and to sell, transfer and deliver the Securities to be sold by the Selling Shareholder.

(vii)           Delivery of Securities. (1) Upon payment of the purchase price by or on behalf of the Underwriter for the Securities to be sold by the Selling Shareholder pursuant to this Agreement, delivery of such Securities, as directed by the Underwriter, to Cede & Co. (“Cede”), as nominee for or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Securities in the name of Cede or such other nominee, and the crediting of such Securities on the books of DTC to securities accounts of the Underwriter (assuming that neither DTC nor the Underwriter has notice of any adverse claim, within the meaning of Section 8-105 of the UCC to such Securities), (A) DTC shall be a “protected purchaser,” within the meaning of Section 8-303 of the UCC, of such Securities and will acquire its interest in the Securities (including, without limitation, all rights that the Selling Shareholder had or has the power to transfer in such Securities) free and clear of any “adverse claim” within the meaning of Section 8-102 of the UCC, (B) under Section 8-501 of the UCC, the Underwriter will acquire a valid security entitlement in respect of such Securities and (C) no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Securities may be asserted against the Underwriter with respect to such security entitlement; for purposes of this representation, the Selling Shareholder may assume that when such payment, delivery (if necessary) and crediting occur, (x) such Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company's share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation,” within the meaning of Section 8-102 of the UCC, and (z) appropriate entries to the accounts of the Underwriter on the records of DTC will have been made pursuant to the UCC; and (2) in the case of Securities to be sold by the Selling Shareholder pursuant to this Agreement via the delivery to the Underwriter of certificated securities in

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registered form, upon the Underwriter obtaining possession of such Securities in certificated form, accompanied by duly executed instruments of transfer or assignment in blank, and upon paying the purchase price therefore pursuant to this Agreement, the Underwriter (assuming that the Underwriter has no notice of any adverse claim within the meaning of Section 8-105 of the UCC to such Securities) will acquire its interests in such Securities, (including, without limitation, all rights that the Selling Shareholders had or has the power to transfer in such Securities) free and clear of any adverse claim within the meaning of Section 8-105 of the UCC.

(viii)           Absence of Manipulation. The Selling Shareholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities in violation of any federal or state law.

(ix)           Absence of Further Requirements. Except as disclosed in the Company’s Annual Report on Form 10-K filed for the fiscal year ended December 31, 2009 under the headings “Business—Regulatory Environment” and “Risk Factors—Issuance or sales of a substantial amount of our common stock could result in a change in control of our schools, which could require any affected schools to reaffirm their DOE approvals, state authorizations and accreditations and their ability to participate in Title IV Programs” and in the General Disclosure Package and the Prospectus under the heading “Risks Related to the Offering— The sale of shares in this offering by the selling stockholder will constitute a change in control of each of our schools under the DOE standards and standards of certain institutional accrediting agencies requiring each of our schools to apply for recertification for continued ability to participate in Title IV Programs and reaffirm certain accreditations.  The failure to obtain the required recertifications and reaffirmations could have a material adverse effect on our results of operations” no filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by the Selling Shareholder of its obligations hereunder or in the Lock-up Letter, or in connection with the sale and delivery of the Securities hereunder by the Selling Shareholder or the consummation of the transactions contemplated by this Agreement by the Selling Shareholder, except such as may have previously been made or obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities or blue sky laws or in connection with any law, rule or regulation that is part of the regulatory regime applicable to the Company and its subsidiaries by reason of the business of providing education services, including without limitation, Title IV of the HEA and state and accreditation change of control provisions relating to the sale of Securities by the Selling Shareholder.

(x)           No Association with FINRA. Neither the Selling Shareholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or is a person associated with (within the meaning of Article I (rr) of the By-laws of the Financial Industry Regulatory Authority, Inc. (“FINRA”)), any member firm of FINRA.

           (c)           Officers’ Certificates.  Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Shareholder as such and delivered to the Underwriter or to counsel for the Underwriter pursuant to the terms of this Agreement shall be deemed a representation and warranty by the Selling Shareholder to the Underwriter as to the matters covered thereby.

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           SECTION 2.                 Sale and Delivery to Underwriter; Closing.

(a)           Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Shareholder agrees to sell to the Underwriter and the Underwriter agrees to purchase from the Selling Shareholder, at the price per share set forth in Schedule C, the number of Securities set forth in Schedule A opposite the name of the Underwriter.

(b)           Payment.  Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of Latham & Watkins LLP, 355 South Grand Avenue, Los Angeles, California, 90071, or at such other place as shall be agreed upon by the Underwriter, the Company and the Selling Shareholder, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter, the Company and the Selling Shareholder (such time and date of payment and delivery being herein called the “Closing Time”).

Payment shall be made to the Selling Shareholder by wire transfer of immediately available funds to bank account(s) designated by the Selling Sharehohlder, against satisfactory delivery to the Underwriter for the respective accounts of the Underwriter of the Securities to be purchased by them.

(c)           Denominations; Registration.  Certificates for the Securities shall be in such denominations and registered in such names as the Underwriter may request in writing at least one full business day before the Closing Time.  The certificates for the Securities will be made available for examination and packaging by the Underwriter in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time.

           SECTION 3.                 Covenants.  The Company covenants with the Underwriter as set forth in subsections (a) through (k) below, and the Selling Shareholder covenants with the Underwriter as set forth in subsection (l) and (m) below and the Underwriter covenants with the Company and Selling Shareholder as set forth in subsection (l) below:

(a)           Compliance with Securities Regulations and Commission Requests; Payment of Filing Fees.  The Company, subject to Section 3(b), will comply with the requirements of Rule 430A and will notify the Underwriter immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or Rule 462(b) Registration Statement relating to the Securities shall become effective, or any supplement or amendment to any Preliminary Prospectus or the Prospectus  shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement relating to the Securities or any amendment or supplement to a Preliminary Prospectus or the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement relating to the Securities or of any order preventing or suspending the use of a Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.  The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b)

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was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.  The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)           Filing of Amendments and Exchange Act Documents.  At any time when a Prospectus is (or but for the exemption in Rule 172 under the 1933 Act would be) required to be delivered under the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations in connection with sales of the Securities, the Company will give the Underwriter notice of its intention to file or prepare any amendment to the Registration Statement (including any new registration statement relating to the Securities) or any amendment, supplement or revision to either the General Disclosure Package or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, and the Company will furnish the Underwriter with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriter or counsel for the Underwriter shall reasonably object.

(c)           Delivery of Registration Statements.  The Company has furnished or will deliver to the Underwriter and counsel for the Underwriter, without charge, signed copies of the Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and, upon request, documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriter, without charge, a conformed copy of the Registration Statement and of each amendment thereto (without exhibits) for the Underwriter.  The copies of the Registration Statement and each amendment thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)           Delivery of Prospectuses.  The Company has delivered to the Underwriter, without charge, as many copies of the Preliminary Prospectus as the Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act.  The Company will furnish to the Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as the Underwriter may reasonably request.  The Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)           Continued Compliance with Securities Laws.  The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus.  If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriter or for the Company, to amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or to file a new registration statement or amend or supplement the General Disclosure Package or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will, upon becoming aware of such event, condition or circumstance, promptly prepare and file with the Commission, subject to Section 3(b), such amendment, supplement or new registration statement relating to the Securities as may be necessary to correct such statement or omission or to comply with such requirements, and the Company will furnish to the Underwriter such

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number of copies of such amendment, supplement or new registration statement as the Underwriter may reasonably request.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Underwriter and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

 (f)           Blue Sky Qualifications.  The Company will use its reasonable best efforts, in cooperation with the Underwriter, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriter may designate and to maintain such qualifications in effect for a period of not less than one year from the date hereof; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will also supply the Underwriter with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdictions as the Underwriter may reasonably request.

(g)           Rule 158.  The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriter the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h)           Listing.  The Company will use its best efforts to effect and maintain the quotation of the Common Stock (including the Securities) on the Nasdaq Global Select Market.

(i)           Restriction on Sale of Securities.  During a period of 40 days from the date of the Prospectus, the Company will not, without the prior written consent of the Underwriter, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof, (B) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to or incorporated by reference in the Prospectus or (C) shares issued in connection with acquisitions (so long as the aggregate dollar amount of such shares does not exceed $20 million and so long as any recipients of such shares agree to be bound by the terms of this Section 3(i)).

(j)           Reporting Requirements.  The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

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(k)           Issuer Free Writing Prospectuses.  Each of the Company and the Selling Shareholder represents and agrees that, unless it obtains the prior consent of the Underwriter and the Underwriter represents and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission or retained by the Company pursuant to Rule 433, other than any Issuer General Use Free Writing Prospectus identified on Schedule E and any electronic roadshow.  Any such free writing prospectus consented to by the Company and the Underwriter are hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company and the Selling Shareholder represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(l)           Updating.  The Company and the Selling Shareholder will advise the Underwriter promptly, and if requested by the Underwriter will confirm such advice in writing, for so long as delivery of a prospectus relating to the Securities by the Underwriter or dealer may be required under the 1933 Act, of any change in the information contained in the Registration Statement, the General Disclosure Package or the Prospectus relating to the Company or the Selling Shareholder, respectively, which information would be required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus or would be necessary so that neither Registration Statement, the General Disclosure Package nor the Prospectus would contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

           SECTION 4.                Payment of Expenses.

(a)           Expenses of the Company.  The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriter of this Agreement and such other documents as may be required in connection with the offering, purchase, sale or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriter, including any stock or other transfer taxes and any stamp or other duties payable upon the sale or delivery of the Securities to the Underwriter, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors and the fees and disbursements of counsel for the Selling Shareholder, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriter of copies of each Preliminary Prospectus, any Permitted Free Writing Prospectus, the Prospectus and one or more versions of the Preliminary Prospectus and the Prospectus for distribution in Canada often in the form of a Canadian “wrapper”, and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriter to investors, (vii) the preparation, printing and delivery to the Underwriter of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants (provided, however, that the Company and the Underwriter shall share equally in the

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cost of aircraft and other transportation chartered in connection with the road show), (x) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriter in connection with, the review by FINRA of the terms of the sale of the Securities (in an amount not to exceed $10,000), and (xii) the fees and expenses incurred in connection with the inclusion of the Securities in the Nasdaq Global Select Market.

(b)           Expenses of the Selling Shareholder.  Except for those expenses to be paid by the Company under the terms of (i) the Registration Rights Agreement, dated as of June 27, 2005, by and between the Company and Back to School Acquisition, L.L.C.; (ii) the Stockholders’ Agreement, dated as of June 22, 2005, among the Company, Back to School Acquisition, L.L.C., Steven W. Hart and Steven W. Hart 2003 Grantor Retained Annuity Trust; (iii) the Stockholders’ Agreement, dated as of September 15, 1999, among Lincoln Technical Institute, Inc., Back to School Acquisition, L.L.C. and Five Mile River Capital Partners LLC; and (iv) the Management Stockholders Agreement, dated as of January 1, 2002, by and among Lincoln Technical Institute, Inc. the Management Investors (as defined therein) and Back to School Acquisition, L.L.C., as amended, which the Company will pay or cause to be paid, the Selling Shareholder will pay all of its expenses incident to the performance of its obligations under, and the consummation of the transactions contemplated by this Agreement, including (i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Securities by the Selling Shareholder to the Underwriter, and (ii) except as provided in subsection (iv) of Section 4(a), the fees and disbursements of the Selling Shareholder’s counsel and other advisors.

(c)           Termination of Agreement.  If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 5, Section 9(a)(i) or Section 10 hereof, the Company shall reimburse the Underwriter for all of its out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter.

(d)           Allocation of Expenses.  The provisions of this Section shall not affect any agreement that the Company and the Selling Shareholder may make for the sharing of such costs and expenses.

           SECTION 5.                 Conditions of Underwriter’s Obligations.  The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Shareholder contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company or on behalf of the Selling Shareholder delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)           Effectiveness of Registration Statement; Filing of Prospectus.  The Registration Statement has become effective and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriter.  A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430A).  Any Issuer General Use Free Writing Prospectus listed on Schedule E, and any other material required to be filed by the Company pursuant to Rule 433(d) under the 1933 Act, shall have been filed with the Commission pursuant to Rule 433 and within the time period required by Rule 164(b).

(b)           Opinion of General Counsel for the Company.  At the Closing Time, the Underwriter shall have received the favorable opinion, dated as of the Closing Time, of Kenneth M. Swisstack,

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General Counsel for the Company, in form and substance satisfactory to counsel for the Underwriter to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriter may reasonably request.

(c)           Opinion of Outside Counsel for the Company.  At the Closing Time, the Underwriter shall have received the favorable opinion, dated as of the Closing Time, of Shearman & Sterling LLP, outside counsel for the Company, in form and substance satisfactory to counsel for the Underwriter, to the effect set forth in Exhibits B-1 and B-2 hereto and to such further effect as counsel to the Underwriter may reasonably request.

(d)           Opinion of New Jersey Counsel for the Company.  At the Closing Time, the Underwriter shall have received the favorable opinion, dated as of the Closing Time, of McCarter & English, LLP,  New Jersey counsel for the Company, in form and substance satisfactory to counsel for the Underwriter, to the effect set forth in Exhibit C hereto and to such further effect as counsel to the Underwriter may reasonably request.

(e)           Opinion of Regulatory Counsel for the Company.  At the Closing Time, the Underwriter shall have received the favorable opinion, dated as of the Closing Time, of Powers Pyles Sutter & Verville, P.C., outside regulatory counsel for the Company, in form and substance satisfactory to counsel for the Underwriter, to the effect set forth in Exhibit D hereto and to such further effect as counsel to the Underwriter may reasonably request.

(f)           Opinions of Counsel for Back to School Acquisition, L.L.C.  At the Closing Time, the Underwriter shall have received the favorable opinions, dated as of the Closing Time, of Shearman & Sterling LLP, counsel for Back to School Acquisition, L.L.C., to the effect set forth in Exhibit E-1 hereto and of Richards, Layton & Finger P.A. as to certain matters of Delaware law in respect of Back to School Acquisition, L.L.C., to the effect set forth in Exhibit E-2 hereto, in form and substance satisfactory to counsel for the Underwriter and to such further effect as counsel to the Underwriter may reasonably request.

(g)           Opinion of Counsel for Underwriter.  At the Closing Time, the Underwriter shall have received the favorable opinion, dated as of the Closing Time, of Latham & Watkins LLP, counsel for the Underwriter, in a form satisfactory to the Underwriter.  In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Underwriter.  Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(h)           Officers’ Certificates.  At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriter shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of the Closing Time, to the effect that, to their best knowledge, (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the

19

effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

(i)           Certificates of the Selling Shareholder.  At the Closing Time, the Underwriter shall have received a certificate of the Selling Shareholder, dated as of the Closing Time, to the effect that (i) the representations and warranties of the Selling Shareholder contained in Section 1(b) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of the Closing Time and (ii) the Selling Shareholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to the Closing Time.

(j)           Accountant’s Comfort Letter.  At the time of the execution of this Agreement, the Underwriter shall have received from Deloitte & Touche LLP a letter dated such date, in form and substance satisfactory to the Underwriter, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to Underwriter with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(k)           Approval of Listing.  At the Closing Time, the Securities shall be approved for inclusion in the Nasdaq Global Select Market.

(l)           No Objection.  FINRA has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(m)           Lock-up Agreements.  At the date of this Agreement, the Underwriter shall have received an agreement substantially in the form of Exhibit F hereto signed by the persons listed on Schedule D hereto.

(n)           Additional Documents.  At the Closing Time, counsel for the Underwriter shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Shareholder in connection with the sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

(o)           Termination of Agreement.  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriter by notice to the Company and the Selling Shareholder at any time at or prior to the Closing Time and such  termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

           SECTION 6.                 Indemnification.

(a)           Indemnification of Underwriter by the Company.  The Company agrees to indemnify and hold harmless the Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), its selling agents and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated

20

therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the General Disclosure Package, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Company;

(iii)           against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430 Information or any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

(b)           Indemnification of the Company and the Underwriter by the  Selling Shareholder.  The Selling Shareholder agrees to indemnify and hold harmless the Company, each of its directors and officers who signs the Registration Statement (or any amendment thereto), the Underwriter, its Affiliates and selling agents and each person, if any, who controls the Underwriter or the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth in subsection (a) above, but only with respect to the Selling Shareholder’s Selling Shareholder Furnished Information.  The liability of the Selling Shareholder under this indemnification provision shall be limited to an amount equal to the gross proceeds received by the Selling Shareholder from the sale of the Securities (net of underwriting commissions paid to the Underwriter). The foregoing indemnity agreement is in addition to any liability that the Selling Shareholder may otherwise have to the Underwriter, its Affiliates and selling agents.

(c)           Indemnification of Company, Directors and Officers and Selling Shareholder.  The Underwriter agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the Selling Shareholder and each person, if any, who controls the Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430 Information or any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly

21

for use therein.  It is understood and agreed by the parties hereto that the only written information furnished to the Company by the Underwriter expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430 Information or any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) are contained in the first paragraph under “Commissions and Discounts”, under “Other Relationships” and in the first two paragraphs under “Price Stabilization and Short Positions” in the section entitled “Underwriting” in the Preliminary Prospectus and the Prospectus.

(d)           Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 6(a) or 6(b) above, counsel to the indemnified parties shall be selected by the Underwriter, and, in the case of parties indemnified pursuant to Section 6(c) above, counsel to the indemnified parties shall be selected by the Company.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e)           Settlement without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(1)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(f)           Other Agreements with Respect to Indemnification.  The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholder with respect to indemnification.

           SECTION 7.                 Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Selling Shareholder on the one hand and the Underwriter on the other hand from the

22

offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholder on the one hand and of the Underwriter on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Selling Shareholder on the one hand and the Underwriter on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Selling Shareholder and the total underwriting discount received by the Underwriter, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company and the Selling Shareholder on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholder or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Selling Shareholder and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, the Selling Shareholder shall not be required to contribute any amount in excess of the aggregate gross proceeds, net of underwriting discounts, received by the Selling Shareholder from the sale of the Securities to the Underwriter.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and the Underwriter’s Affiliates and selling agents shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Selling Shareholder within the meaning of Section 15 of the 1933 Act

23

or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or the Selling Shareholder, s the case may be.  The Underwriter’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Securities set forth opposite their respective names in Schedule A hereto and not joint.

The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholder with respect to contribution.

SECTION 8.                 Representations, Warranties and Agreements to Survive.  All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or the Selling Shareholder submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriter or its Affiliates or selling agents, any person controlling the Underwriter, its officers or directors, any person controlling the Company or any person controlling the Selling Shareholder, and (ii) delivery of and payment for the Securities.

SECTION 9.                 Termination of Agreement.

(a)           Termination; General.  The Underwriter may terminate this Agreement, by notice to the Company and the Selling Shareholder, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof, or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriter, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq Global Select Market, or (iv) if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq Global Select Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(b)           Liabilities.  If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 4, 6, 7 and 8 shall survive such termination and remain in full force and effect.

SECTION 10.                Default by the Selling Shareholder. If the Selling Shareholder shall fail at the Closing Time to sell and deliver the number of Securities which the Selling Shareholder is obligated to sell hereunder then the Underwriter may, at its option, by notice to the Company and the Selling Shareholder, terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect.  No action taken pursuant to this Section 10 shall relieve the Selling Shareholder so defaulting from liability, if any, in respect of such default.

24

SECTION 11.                No Advisory or Fiduciary Relationship.  Each of the Company and the Selling Shareholder acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Selling Shareholder, on the one hand, and the Underwriter, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction the Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or the Selling Shareholder, or its respective stockholders, creditors, employees or any other party, (c) the Underwriter has not assumed and will not assume an advisory or fiduciary responsibility in favor of the Company or the Selling Shareholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company or the Selling Shareholder on other matters) and the Underwriter has no obligation to the Company or the Selling Shareholder with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriter and its respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company or the Selling Shareholder, and (e) the Underwriter has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and each of the Selling Shareholder has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 12.                Integration.  This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company, the Selling Shareholder and the Underwriter, or any of them, with respect to the subject matter hereof.

SECTION 13.                Parties.  This Agreement shall inure to the benefit of and be binding upon each of the Underwriter, the Company and the Selling Shareholder and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter, the Company and the Selling Shareholder and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter, the Company and the Selling Shareholder and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Securities from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 14.                GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 15.               TIME.  TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT.  EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 16.                Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 17.                 Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.

25

Notices to the Underwriter shall be delivered or sent by mail or facsimile transmission to:

Barclays Capital Inc.
1271 Avenue of the Americas
42nd Floor
New York, New York  10020
Attention:  Syndicate Registration
Fax:  646-834-8133

with a copy, in the case of any notice pursuant to Section 6 to:

Director of Litigation
Office of the General Counsel
Barclays Capital Inc.
1271 Avenue of the Americas
44th Floor
New York, New York  10020
Fax:  212-520-0421

Notices to the Company shall be directed to:

Lincoln Educational Services Corporation
200 Executive Drive
Suite 340
West Orange, New Jersey 07052
Attention:  Cesar Ribeiro

with a copy to:

Shearman & Sterling LLP
599 Lexington Avenue
New York, NY 10022
Attention: Rohan S. Weerasinghe
Fax: (212) 848-7179

Notices to Back to School Acquisition, L.L.C. shall be directed to:

Stonington Partners, Inc.
540 Madison Avenue - 25th Floor
New York, NY 10022
Attn: James J. Burke, Jr.
Fax: 212 339-8585

with a copy to:

Shearman & Sterling LLP
599 Lexington Avenue
New York, NY 10022
Attention: Rohan S. Weerasinghe
Fax: (212) 848-7179

26

SECTION 18.                Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

27

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Selling Shareholder a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriter, the Company and the Selling Shareholder in accordance with its terms.

Very truly yours,

LINCOLN EDUCATIONAL SERVICES CORPORATION

By:	/s/ Cesar Ribeiro
Name: Cesar Ribeiro
Title: Senior Vice President, Chief Financial Officer and Treasurer

BACK TO SCHOOL ACQUISITION, L.L.C.

By:	/s/ James J. Burke, Jr.
Name: James J. Burke, Jr.
Title: President

CONFIRMED AND ACCEPTED,
as of the date first above written:

BARCLAYS CAPITAL INC.

By:	/s/ Mark B. Schwartz
Authorized Signatory

S-1

SCHEDULE A

Name of Underwriter	Number of Securities

Barclays Capital Inc.	3,000,000

Sch A-1

SCHEDULE B

Number of Securities to be Sold

Back to School Acquisition, L.L.C.	3,000,000

Total	3,000,000

Sch B-1

SCHEDULE C

LINCOLN EDUCATIONAL SERVICES CORPORATION
Shares of Common Stock
(No Par Value Per Share)

The purchase price per share for the Securities to be paid by the Underwriter shall be $25.15.

Sch C-1

SCHEDULE D

Persons Subject to Lock-Up

Back to School Acquisition, L.L.C.

David F. Carney

Shaun E. McAlmont

Scott M. Shaw

Cesar Ribeiro

Alexis P. Michas

James J. Burke, Jr.

Jerry G. Rubenstein

Paul E. Glaske

Peter S. Burgess

J. Barry Morrow

Celia Currin

Charles F. Kalmbach

Alvin O. Austin

Sch D-1

SCHEDULE E

Issuer General Use Free Writing Prospectus

None.

Sch E-1

SCHEDULE F

Subsidiaries

The following is a list of Lincoln Educational Services Corporation’s subsidiaries:

Name	Jurisdiction

Lincoln Technical Institute, Inc. (wholly owned)	New Jersey

New England Acquisition LLC (wholly owned through Lincoln Technical Institute, Inc.)	Delaware

Southwestern Acquisition LLC (wholly owned through Lincoln Technical Institute, Inc.)	Delaware

Nashville Acquisition, LLC (wholly owned through Lincoln Technical Institute, Inc.)	Delaware

Euphoria Acquisition, LLC (wholly owned through Lincoln Technical Institute, Inc.)	Delaware

New England Institute of Technology at Palm Beach, Inc. (wholly owned through Lincoln Technical Institute, Inc.)	Florida

LTI Holdings, LLC (wholly owned through Lincoln Technical Institute, Inc.)	Colorado

ComTech Services Group Inc. (wholly owned through Lincoln Technical Institute, Inc.)	New Jersey

LCT Acquisition, LLC (wholly owned through Lincoln Technical Institute, Inc.)	Delaware

Sch F-1

Exhibit A

FORM OF OPINION OF THE COMPANY’S GENERAL COUNSEL
to be delivered pursuant to Section 5(b)

[•], 2010

To the Persons listed in Schedule A

Lincoln Educational Services Corporation
Public Offering of 3,000,000 shares of common stock

Ladies and Gentlemen:

I am the general counsel of Lincoln Educational Services Corporation, a New Jersey corporation (the “Company”).  This opinion is furnished to you in connection with the purchase and sale of 3,000,000 shares (the “Shares”) of the Company’s common stock, no par value, pursuant to the Purchase Agreement, dated as of March 30, 2010 (the “Purchase Agreement”), among the Company, the selling shareholder named therein (the “Selling Shareholder”) and each of you.  This opinion is furnished to you pursuant to Section 5(b) of the Purchase Agreement.

In that connection, I have reviewed the following:

(a)           The Purchase Agreement.

(b)           The registration statement on Form S-3 (Registration No. 333-152854) filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) on August 7, 2008 (such registration statement, at the time it became effective, including the documents incorporated by reference therein and the information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act, being hereinafter referred to as the “Registration Statement”).

(c)           The prospectus dated September 12, 2008 relating to the offering from time to time of the Company’s common stock, which is included as part of the Registration Statement (the “Base Prospectus”).

(d)           The preliminary prospectus supplement dated March 30, 2010 relating to the Shares (including the Base Prospectus and all documents incorporated or deemed to be incorporated therein by reference, the “Preliminary Prospectus”).

Exh A-1

(e)           The final prospectus supplement dated March 31, 2010, relating to the Shares, in the form in which it was filed with the Commission pursuant to Rule 424(b) under the Securities Act (including the Base Prospectus and the documents incorporated therein by reference, the “Final Prospectus”).

(f)           The amended and restated certificate of incorporation and by-laws of the Company, as amended through the June 7, 2005.

(g)           The originals or copies of agreements and documents listed in Schedule C.

(h)           Originals or copies of such other corporate records of the Company, certificates of public officials and of officers of the Company and agreements and other documents as I have deemed necessary as a basis for the opinions expressed below.

In my review of the Purchase Agreement and other documents, I have assumed:

(a)           The genuineness of all signatures (other than signatures on behalf of the Company).

(b)           The authenticity of the originals of the documents submitted to me.

(c)           The conformity to authentic originals of any documents submitted to me as copies.

(d)           As to matters of fact, the truthfulness of the representations made in the Purchase Agreement and in certificates of public officials and officers of the Company.

(e)           That the Purchase Agreement is the legal, valid and binding obligation of each party thereto, other than the Company, enforceable against each such party in accordance with its terms.

I have not independently established the validity of the foregoing assumptions.

As used herein, “Applicable Time” shall mean 5:00 p.m. Eastern Standard Time, on March 30, 2010, being the time identified to us by you as the time of first sale of the Shares to the public, and the “General Disclosure Package” means the Preliminary Prospectus, when considered together with the information included in Schedule B hereto.

For purposes of the opinions expressed below, “Generally Applicable Law” means the federal law of the United States of America, and the law of the State of New Jersey (including the rules or regulations promulgated thereunder or pursuant thereto), that a New Jersey lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company, the Purchase Agreement or the transactions governed by the Purchase Agreement.  Without limiting the generality of the foregoing definition of Generally Applicable Law, the term “Generally Applicable Law” does not include any law, rule or regulation that is applicable to the Company, the Purchase Agreement or such transactions (including any law, rule or regulation applicable to individuals, companies or businesses because such entities provide educational services) solely because such law, rule or regulation is part of a regulatory regime applicable to any party to the Purchase Agreement or any of its affiliates due to the specific assets or business of such party or such affiliate.  To the extent that all or any part of the opinions expressed below will be governed by or relate to the laws of any jurisdiction other than Generally Applicable Law, I have assumed for all purposes that the laws of such other jurisdictions are identical to

Exh A-2

the laws of the State of New Jersey with respect to all the transactions, Purchase Agreement and other matters upon which I express any opinion.

To my knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for such purpose have been initiated or, to my knowledge, threatened by the Commission, and any required filing of the Preliminary Prospectus and the Final Prospectus pursuant to Rule 424 under the Securities Act has been made in the manner and within the time period required by Rule 424.  Based upon the foregoing and upon such other investigation as I have deemed necessary, I am of the opinion that:

1.           The Company is a corporation duly incorporated, validly existing and in good standing under the law of the State of New Jersey with corporate power and authority under such law to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Final Prospectus and to enter into and perform its obligations under the Purchase Agreement.

2.           The Company (a) has the corporate power to execute, deliver and perform the Purchase Agreement and (b) has taken all corporate action necessary to authorize the execution, delivery and performance of the Purchase Agreement.

3.           In each jurisdiction in which the Company is required to be duly qualified as a foreign corporation to transact business, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), based solely on the certificates of public officials, the Company is so qualified and in good standing.

4.           The execution and delivery by the Company of the Purchase Agreement, and the performance by the Company of its obligations thereunder and the consummation of the transactions contemplated thereby does not and will not, (a) result in a violation of the Company’s certificate of incorporation or by-laws, (b) result in a violation of Generally Applicable Law or a violation of any order, writ, judgment, injunction, decree, determination or award known to me, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their respective properties, assets or operations, or (c) result in a breach of, a default under or the acceleration of (or entitle any party to accelerate) the maturity of any obligation of the Company or any subsidiary under, or result in or require the creation of any lien, charge or encumbrance upon or security interest in any property of the Company or any subsidiary pursuant to the terms of, any agreement or document, known to me, to which the Company or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject, except for such breaches, defaults or liens that would not, individually or in the aggregate, have a Material Adverse Effect.

5.           No authorization, approval or other action by, and no notice to or filing with, any United States federal or New Jersey governmental authority or regulatory body, or any third party that is a party to any of the documents, known to me, to which the Company or any subsidiary is a party, is required for the due authorization, execution, delivery or performance by the Company of the Purchase Agreement or for the offering, issuance, sale or delivery of the Shares, except as have been obtained and are in full force and effect under the Securities Act or as may be required

Exh A-3

under the securities or blue sky laws of New Jersey in connection with the offer and sale of the Shares, and except for the authorizations, approvals, actions, notices and filings specified in the Purchase Agreement, each of which has been duly obtained, taken, given or made and, to my knowledge, has not been withdrawn.

6.           The Purchase Agreement has been duly authorized, executed and delivered by the Company.

7.           The authorized, issued and outstanding capital stock of the Company is as set forth in the consolidated balance sheet of the Company as of December 31, 2009 included in the Annual Report on Form 10-K filed for the fiscal year ended December 31, 2009 (except for subsequent issuances, if any, pursuant to the Purchase Agreement or pursuant to reservations, agreements or employee benefit plans referred to in the General Disclosure Package and the Final Prospectus or pursuant to the exercise of convertible securities or options referred to in the General Disclosure Package and the Final Prospectus); the shares of issued and outstanding capital stock of the Company, including the Shares to be purchased by the Underwriter from the Selling Shareholder, are validly issued, fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any security holder of the Company.

8.           Each subsidiary (excluding ComTech Services Group Inc., which has no assets or operations) has been duly incorporated or formed and is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction of its formation, has corporate or other power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Final Prospectus.  In each jurisdiction in which each subsidiary is required to be duly qualified as a foreign corporation to transact business, as set forth opposite its name on Schedule D of this opinion, based solely on the certificates of public officials, each subsidiary is so qualified and in good standing.  Except as otherwise disclosed in the General Disclosure Package and the Final Prospectus, all of the issued and outstanding capital stock of each significant subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, and is, to the best of my knowledge, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary.

9.           To the best of my knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any federal or state court or governmental agency or body which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Company of its obligations thereunder.

10.           The form of certificate used to evidence the Shares complies in all material respects with all applicable statutory requirements, with any applicable requirements of the certificate of incorporation and by-laws of the Company and the requirements of The Nasdaq Global Select Market.

Exh A-4

11.           All descriptions in the General Disclosure Package and the Final Prospectus of contracts and other documents to which the Company or its subsidiaries are a party are accurate in all material respects.  To the best of my knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the General Disclosure Package and the Final Prospectus or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed as exhibits thereto.

12.           To the best of my knowledge, there are no persons (other than the Selling Shareholder as described in the General Disclosure Package and the Final Prospectus) with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act, which have not been waived.

I have reviewed and participated in the preparation of the Registration Statement, the General Disclosure Package and the Final Prospectus with other officers or employees of the Company, with its counsel and its auditors, and with your representatives, and I advise you that, on the basis of the information I gained in the course of performing the services referred to above, no facts came to my attention which caused me to believe that (i) the Registration Statement (other than the financial statements and other financial data contained therein or omitted therefrom, as to which I have not been requested to comment), as of the date of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the General Disclosure Package (other than the financial statements and other financial data contained therein or omitted therefrom, as to which I have not been requested to comment), as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Final Prospectus (other than the financial statements and other financial data contained therein or omitted therefrom, as to which I have not been requested to comment), as of its date or the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

With respect to any matters indicated herein to be limited to my knowledge and information (or words to like effect), the opinions set forth herein with respect to such matters are specifically limited to the actual knowledge that I have obtained solely in connection with the performance of my duties as general counsel of the Company.

This opinion letter is rendered to you in connection with the transactions contemplated by the Purchase Agreement.  This opinion letter may not be relied upon by you for any other purpose without my prior written consent.

This opinion letter speaks only as of the date hereof.  I expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter that might affect the opinions expressed herein.

Very truly yours,

Exh A-5

SCHEDULE A

Barclays Capital Inc.
745 Seventh Avenue
New York, NY 10019

SCHEDULE B

[Public offering price:  $[•] per share]

[OR]

[Description of variable price offering terms included in the Prospectus]

SCHEDULE C

1.           Stockholders’ Agreement, dated as of September 15, 1999, among Lincoln Technical Institute, Inc., Back to School Acquisition, L.L.C. and Five Mile River Capital Partners LLC.*

2.           Letter agreement, dated August 9, 2000, by Back to School Acquisition, L.L.C., amending the Stockholders’ Agreement.*

3.           Letter agreement, dated August 9, 2000, by Lincoln Technical Institute, Inc., amending the Stockholders’ Agreement.*

4.           Management Stockholders Agreement, dated as of January 1, 2002, by and among Lincoln Technical Institute, Inc., Back to School Acquisition, L.L.C. and the Stockholders and other holders of options under the Management Stock Option Plan listed therein.*

5.           Assumption Agreement and First Amendment to Management Stockholders Agreement, dated as of December 20, 2007, by and among Lincoln Educational Services Corporation, Lincoln Technical Institute, Inc., Back to School Acquisition, L.L.C. and the Management Investors parties therein.*

6.           Registration Rights Agreement between the Company and Back to School Acquisition, L.L.C.*

7.           Specimen Stock Certificate evidencing shares of common stock.*

8.           Credit Agreement, dated as of December 1, 2009, among the Company, the Guarantors from time to time parties thereto, the Lenders from time to time parties thereto and Bank of America, N.A., as Administrative Agent.*

9.           Amended and Restated Employment Agreement, dated as of February 1, 2007, between the Company and David F. Carney.*

10.           Amendment to Amended and Restated Employment Agreement, dated as of January 14, 2009, between the Company and David F. Carney.*

11.           Separation and Release Agreement, dated as of October 15, 2007, between the Company and Lawrence E. Brown.*

12.           Amended and Restated Employment Agreement, dated as of February 1, 2007, between the Company and Scott M. Shaw.*

13.           Amendment to Amended and Restated Employment Agreement, dated as of January 14, 2009, between the Company and Scott M. Shaw.*

14.           Amended and Restated Employment Agreement, dated as of February 1, 2007, between the Company and Cesar Ribeiro.*

15.           Amendment to Amended and Restated Employment Agreement, dated as of January 14, 2009, between the Company and Cesar Ribeiro.*

16.           Amended and Restated Employment Agreement, dated as of February 1, 2007, between the Company and Shaun E. McAlmont.*

17.           Amendment to Amended and Restated Employment Agreement, dated as of January 14, 2009, between the Company and Shaun E. McAlmont.*

18.           Lincoln Educational Services Corporation 2005 Long Term Incentive Plan.*

19.           Lincoln Educational Services Corporation 2005 Non Employee Directors Restricted Stock Plan.*

20.           Lincoln Educational Services Corporation 2005 Deferred Compensation Plan.*

21.           Lincoln Technical Institute Management Stock Option Plan, effective January 1, 2002.*

22.           Form of Stock Option Agreement, dated January 1, 2002, between Lincoln Technical Institute, Inc. and certain participants.*

23.           Form of Stock Option Agreement under the Company’s 2005 Long Term Incentive Plan.*

24.           Form of Restricted Stock Agreement under the Company’s 2005 Long Term Incentive Plan.*

25.           Management Stock Subscription Agreement, dated January 1, 2002, among Lincoln Technical Institute, Inc. and certain management investors.*

26.           Stockholder’s Agreement among the Company, Back to School Acquisition L.L.C., Steven W. Hart and Steven W. Hart 2003 Grantor Retained Annuity Trust.*

27.           Stock Purchase Agreement, dated as of January 20, 2009, among Lincoln Technical Institute, Inc., NN Acquisition, LLC, Brad Baran, Barbara Baran, UGP Education Partners, LLC, UGPE Partners Inc. and Merion Investment Partners, L.P.*

28.           Stock Purchase Agreement, dated as of January 20, 2009, among Lincoln Technical Institute, Inc., NN Acquisition, LLC, Brad Baran, UGP Education Partners, LLC, Merion Investment Partners, L.P, and, for certain limited purposes only, UGPE Partners Inc.*

29.           Stock Purchase Agreement, dated as of December 5, 2009, among Lincoln Educations Services Corporation and Back to School Acquisition, L.L.C.*

___________________
* Listed as an exhibit to the Company’s annual report on Form 10-K for the year ended December 31, 2009.  The documents marked with one asterisk (*) in the aggregate constitute all documents listed as an exhibit to such Form 10-K pursuant to Items 601(b)(4) or 601(b)(10) of Regulation S-K under the Securities Act.

SCHEDULE D

Foreign Qualification of Certain Subsidiaries

Lincoln Technical Institute, Inc.

Alabama
Arizona
Colorado
Connecticut
Georgia
Illinois
Indiana
Maryland
Massachusetts
Nevada
New York
Pennsylvania
Rhode Island
Texas

New England Acquisition, LLC

Connecticut

Southwestern Acquisition, LLC

Ohio
Kentucky
Indiana

Nashville Acquisition, LLC

Tennessee

Euphoria Acquisition, LLC

Nevada

New England Institute of Technology at Palm Beach, Inc.

Not applicable

LCT Acquisition, LLC

Connecticut

NN Acquisition, LLC

Connecticut
New Jersey

Exhibit B-1

FORM OF OPINION OF THE COMPANY’S OUTSIDE COUNSEL
To be delivered pursuant to Section 5(c)

[•], 2010

To the Persons listed in Schedule A

Lincoln Educational Services Corporation Public Offering

Ladies and Gentlemen:

We have acted as counsel to Lincoln Educational Services Corporation, a New Jersey corporation (the “Company”), in connection with the purchase and sale of 3,000,000 shares (the “Shares”) of the Company’s common stock, no par value, pursuant to the Purchase Agreement, dated as of March 30, 2010 (the “Purchase Agreement”), among the Company, the Selling Shareholder named therein and each of you.  This opinion is furnished to you pursuant to Section 5(c) of the Purchase Agreement.

In that connection, we have reviewed the following:

(a)           The Purchase Agreement.

(b)           A specimen copy of the certificates used to evidence the Shares.

The documents described in the foregoing clauses (a) through (b) are collectively referred to herein as the “Opinion Documents.”

We have also reviewed the following:

(a)           The registration statement on Form S-3 (Registration No. 333-152854) filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) on August 7, 2008 (such registration statement, at the time it became effective, including the documents incorporated by reference therein and the information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act, being hereinafter referred to as the “Registration Statement”).

(b)           The prospectus, dated September 12, 2008, forming a part of the Registration Statement, with respect to the offering from time to time of shares of the Company’s common stock (the “Base Prospectus”).

(c)           The preliminary prospectus supplement, dated March 30, 2010, relating to the Shares (the “Preliminary Prospectus Supplement”) (the Base Prospectus, as supplemented by the Preliminary Prospectus Supplement, in the form filed with the Commission pursuant to

Exh B-1-1

Rule 424(b) under the Securities Act, including the documents incorporated by reference therein, being hereinafter collectively referred to as the “Preliminary Prospectus”).

(d)           The final prospectus supplement, dated March 31, 2010, relating to the Shares (the “Final Prospectus Supplement”) (the Base Prospectus, as supplemented by the Final Prospectus Supplement, in the form filed with the Commission pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein, being hereinafter collectively referred to as the “Final Prospectus”).

(e)           The documents incorporated by reference in the Registration Statement.

(f)           The originals or copies of the agreements and documents listed in Schedule C.

(g)           Originals or copies of such other corporate records of the Company, certificates of public officials and of officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

As used herein, the term “General Disclosure Package” means the Preliminary Prospectus, when considered together with the information attached hereto as Schedule B.

In our review of the Opinion Documents and other documents, we have assumed:

(a)           The genuineness of all signatures.

(b)           The authenticity of the originals of the documents submitted to us.

(c)           The conformity to authentic originals of any documents submitted to us as copies.

(d)           As to matters of fact, the truthfulness of the representations made in the Purchase Agreement and in certificates of public officials and officers of the Company.

(e)           That the Purchase Agreement is the legal, valid and binding obligation of each party thereto, enforceable against each such party in accordance with its terms.

(f)           That:

(i)           The Company is an entity duly organized and validly existing under the laws of the jurisdiction of its organization.

(ii)           The Company has power and authority (corporate or otherwise) to execute, deliver and perform, and has duly authorized, executed and delivered (except to the extent Generally Applicable Law is applicable to such execution and delivery), the Purchase Agreement.

(iii)           The execution, delivery and performance by the Company of the Purchase Agreement has been duly authorized by all necessary action (corporate or otherwise) and do not:

(A)           contravene its certificate or articles of incorporation, bylaws or other organizational documents;

Exh B-1-2

(B)           except with respect to Generally Applicable Law, violate any law, rule or regulation applicable to it; or

(C)           result in any conflict with or breach of any agreement or document binding on it (other than the documents and agreements listed on Schedule C hereto) of which any addressee hereof has knowledge, has received notice or has reason to know.

(iv)           Except with respect to Generally Applicable Law, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or (to the extent the same is required under any agreement or document binding on it of which an addressee has knowledge, has received notice or has reason to know) any other third party is required for the due execution, delivery or performance by the Company of the Purchase Agreement or, if any such authorization, approval, consent, action, notice or filing is required, it has been duly obtained, taken, given or made and is in full force and effect.

We have not independently established the validity of the foregoing assumptions.

“Generally Applicable Law” means the federal law of the United States of America, and the law of the State of New York (including the rules or regulations promulgated thereunder or pursuant thereto), that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company, the Purchase Agreement or the transactions governed by the Purchase Agreement.  Without limiting the generality of the foregoing definition of Generally Applicable Law, the term “Generally Applicable Law” does not include any law, rule or regulation that is applicable to the Company, the Purchase Agreement or such transactions (including any law, rule or regulation applicable to individuals, companies or businesses because such entities provide educational services) solely because such law, rule or regulation is part of a regulatory regime applicable to any party to the Purchase Agreement or any of its affiliates due to the specific assets or business of such party or such affiliate.

To our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act, and no proceedings for that purpose have been initiated or are pending or threatened by the Commission.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that:

1.           Insofar as New York law governs the execution and delivery of the Purchase Agreement, the Purchase Agreement has been duly executed and delivered by the Company.

2.           The execution and delivery by the Company of the Purchase Agreement do not, and the performance by the Company of its obligations thereunder and the consummation of the transactions contemplated thereby will not, (a) result in a violation of Generally Applicable Law or (b) result in a breach of, a default under or the acceleration of (or entitle any party to accelerate) the maturity of any obligation of the Company under, or result in or require the creation of any lien upon or security interest in any property of the Company pursuant to the terms of, any agreement or document listed on Schedule C hereto.

3.           No authorization, approval or other action by, and no notice to or filing with, any United States federal or New York governmental authority or regulatory body, or any third party

Exh B-1-3

that is a party to any of the documents listed in Schedule C hereto, is required for the due execution, delivery or performance by the Company of the Purchase Agreement, except as have been obtained and are in full force and effect under the Securities Act or as may be required under the securities or blue sky laws of any jurisdiction in the United States in connection with the offer and sale of the Shares by the Company.

4.           The Company is not required to register as an investment company under the Investment Company Act of 1940, as amended.

5.           The statements in the General Disclosure Package and the Final Prospectus under the caption “Material United States Federal Tax Considerations for Non-United States Holders,” insofar as such statements constitute summaries of legal matters referred to therein, fairly summarize in all material respects the legal matters referred to therein.

Our opinions expressed above are limited to (i) Generally Applicable Law and (ii) in the case of our opinion in paragraph 4 above, the Investment Company Act of 1940, as amended, and we do not express any opinion herein concerning any other law.

This opinion letter is rendered to you in connection with the transactions contemplated by the Purchase Agreement.  This opinion letter may not be relied upon by you for any other purpose without our prior written consent.

This opinion letter speaks only as of the date hereof.  We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter that might affect the opinions expressed herein.

Very truly yours,

Exh B-1-4

SCHEDULE A

Barclays Capital Inc.
745 Seventh Avenue
New York, NY 10019

SCHEDULE B

[Public offering price:  $[•] per share]

[OR]

[Description of variable price offering terms included in the Prospectus]

SCHEDULE C

1.           Stockholders’ Agreement, dated as of September 15, 1999, among Lincoln Technical Institute, Inc., Back to School Acquisition, L.L.C. and Five Mile River Capital Partners LLC.*

2.           Letter agreement, dated August 9, 2000, by Back to School Acquisition, L.L.C., amending the Stockholders’ Agreement.*

3.           Letter agreement, dated August 9, 2000, by Lincoln Technical Institute, Inc., amending the Stockholders’ Agreement.*

4.           Management Stockholders Agreement, dated as of January 1, 2002, by and among Lincoln Technical Institute, Inc., Back to School Acquisition, L.L.C. and the Stockholders and other holders of options under the Management Stock Option Plan listed therein.*

5.           Assumption Agreement and First Amendment to Management Stockholders Agreement, dated as of December 20, 2007, by and among Lincoln Educational Services Corporation, Lincoln Technical Institute, Inc., Back to School Acquisition, L.L.C. and the Management Investors parties therein.*

6.           Registration Rights Agreement between the Company and Back to School Acquisition, L.L.C.*

7.           Specimen Stock Certificate evidencing shares of common stock.*

8.           Credit Agreement, dated as of December 1, 2009, among the Company, the Guarantors from time to time parties thereto, the Lenders from time to time parties thereto and Bank of America, N.A., as Administrative Agent.*

9.           Amended and Restated Employment Agreement, dated as of February 1, 2007, between the Company and David F. Carney.*

10.           Amendment to Amended and Restated Employment Agreement, dated as of January 14, 2009, between the Company and David F. Carney.*

11.           Separation and Release Agreement, dated as of October 15, 2007, between the Company and Lawrence E. Brown.*

12.           Amended and Restated Employment Agreement, dated as of February 1, 2007, between the Company and Scott M. Shaw.*

13.           Amendment to Amended and Restated Employment Agreement, dated as of January 14, 2009, between the Company and Scott M. Shaw.*

14.           Amended and Restated Employment Agreement, dated as of February 1, 2007, between the Company and Cesar Ribeiro.*

15.           Amendment to Amended and Restated Employment Agreement, dated as of January 14, 2009, between the Company and Cesar Ribeiro.*

16.           Amended and Restated Employment Agreement, dated as of February 1, 2007, between the Company and Shaun E. McAlmont.*

17.           Amendment to Amended and Restated Employment Agreement, dated as of January 14, 2009, between the Company and Shaun E. McAlmont.*

18.           Lincoln Educational Services Corporation 2005 Long Term Incentive Plan.*

19.           Lincoln Educational Services Corporation 2005 Non Employee Directors Restricted Stock Plan.*

20.           Lincoln Educational Services Corporation 2005 Deferred Compensation Plan.*

21.           Lincoln Technical Institute Management Stock Option Plan, effective January 1, 2002.*

22.           Form of Stock Option Agreement, dated January 1, 2002, between Lincoln Technical Institute, Inc. and certain participants.*

23.           Form of Stock Option Agreement under the Company’s 2005 Long Term Incentive Plan.*

24.           Form of Restricted Stock Agreement under the Company’s 2005 Long Term Incentive Plan.*

25.           Management Stock Subscription Agreement, dated January 1, 2002, among Lincoln Technical Institute, Inc. and certain management investors.*

26.           Stockholder’s Agreement among the Company, Back to School Acquisition L.L.C., Steven W. Hart and Steven W. Hart 2003 Grantor Retained Annuity Trust.*

27.           Stock Purchase Agreement, dated as of January 20, 2009, among Lincoln Technical Institute, Inc., NN Acquisition, LLC, Brad Baran, Barbara Baran, UGP Education Partners, LLC, UGPE Partners Inc. and Merion Investment Partners, L.P.*

28.           Stock Purchase Agreement, dated as of January 20, 2009, among Lincoln Technical Institute, Inc., NN Acquisition, LLC, Brad Baran, UGP Education Partners, LLC, Merion Investment Partners, L.P, and, for certain limited purposes only, UGPE Partners Inc.*

29.           Stock Purchase Agreement, dated as of December 5, 2009, among Lincoln Educational Services Corporation and Back to School Acquisition, L.L.C.*

___________________
* Listed as an exhibit to the Company’s annual report on Form 10-K for the year ended December 31, 2009.  The documents marked with one asterisk (*) in the aggregate constitute all documents listed as an exhibit to such Form 10-K pursuant to Items 601(b)(4) or 601(b)(10) of Regulation S-K under the Securities Act.

Exhibit B-2

FORM OF OPINION OF THE COMPANY’S OUTSIDE COUNSEL
to be delivered pursuant to Section 5(c)

[•], 2010

To the Persons listed in Schedule A

Lincoln Educational Services Corporation Public Offering

Ladies and Gentlemen:

We have acted as counsel to Lincoln Educational Services Corporation, a New Jersey corporation (the “Company”), in connection with the purchase and sale of 3,000,000 shares (the “Shares”) of the Company’s common stock, no par value, pursuant to the Purchase Agreement, dated as of March 30, 2010 (the “Purchase Agreement”), among the Company, the Selling Shareholder named therein and each of you.  This opinion is furnished to you pursuant to Section 5(c) of the Purchase Agreement.

In that connection, we have reviewed the following:

(a)           The Purchase Agreement.

(b)           The registration statement on Form S-3 (Registration No. 333-152854) filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) on August 7, 2008 (such registration statement, at the time it became effective, including the documents incorporated by reference therein and the information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act, being hereinafter referred to as the “Registration Statement”).

(c)           The prospectus, dated September 12, 2008, forming a part of the Registration Statement, with respect to the offering from time to time of shares of the Company’s common stock (the “Base Prospectus”).

(d)           The preliminary prospectus supplement, dated March 30, 2010, relating to the Shares (the “Preliminary Prospectus Supplement”) (the Base Prospectus, as supplemented by the Preliminary Prospectus Supplement, in the form filed with the Commission pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein, being hereinafter collectively referred to as the “Preliminary Prospectus”).

(e)           The final prospectus supplement, dated March 31, 2010, relating to the Shares (the “Final Prospectus Supplement”) (the Base Prospectus, as supplemented by the Final Prospectus Supplement, in the form filed with the Commission pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein, being hereinafter collectively referred to as the “Final Prospectus”).

Exh B-2-1

(f)           The documents incorporated by reference in the Registration Statement.

As used herein, “Applicable Time” shall mean 5:00 p.m. Eastern Standard Time, on March 30, 2010, being the time identified to us by you as the time of first sale of the Shares to the public, and the “General Disclosure Package” means the Preliminary Prospectus, when considered together with the information included in Schedule B hereto.

We also reviewed and participated in discussions concerning the preparation of the Registration Statement, the Preliminary Prospectus and the Final Prospectus with certain officers or employees of the Company and its auditors, and with your representatives and your counsel.  The limitations inherent in the independent verification of factual matters and in the role of outside counsel are such, however, that we cannot and do not assume any responsibility for the accuracy, completeness or fairness of any of the statements made in the Registration Statement, the Preliminary Prospectus or the Final Prospectus, except as set forth in paragraph 5 of our opinion addressed to you, dated the date hereof.

Subject to the limitations set forth in the immediately preceding paragraph, we advise you that, on the basis of the information we gained in the course of performing the services referred to above, in our opinion, (a) each of the documents incorporated by reference in the Final Prospectus (other than the financial statements and other financial data contained therein or omitted therefrom, as to which we express no opinion), at the time it was filed with the Commission, appears on its face to have been appropriately responsive in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations of the Commission thereunder, and (b) each of the Registration Statement and the Final Prospectus (other than the financial statements and other financial data contained therein or omitted therefrom, as to which we express no opinion), appears on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.

We further advise you that, subject to the limitations set forth in the second preceding paragraph, on the basis of the information we gained in the course of performing the services referred to above, no facts came to our attention that caused us to believe that (i) the Registration Statement (other than the financial statements and other financial data contained therein or omitted therefrom, as to which we have not been requested to comment), as of the date of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the General Disclosure Package (other than the financial statements and other financial data contained therein or omitted therefrom, as to which we have not been requested to comment), as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Final Prospectus (other than the financial statements and other financial data contained therein or omitted therefrom, as to which we have not been requested to comment), as of its date or the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

This letter is being furnished to you solely for your benefit in connection with your role as underwriter of the offering of the Shares, and is not to be used, circulated, quoted or otherwise referred to for any other purpose.

Very truly yours,

Exh B-2-2

SCHEDULE A

Barclays Capital Inc.
745 Seventh Avenue
New York, NY 10019

SCHEDULE B

[Public offering price:  $[•] per share]

[OR]

[Description of variable price offering terms included in the Prospectus]

Exhibit C

FORM OF OPINION OF THE COMPANY’S NEW JERSEY COUNSEL
to be delivered pursuant to Section 5(d)

[•], 2010

Barclays Capital, Inc.

Ladies and Gentlemen:

We serve as special New Jersey counsel to Lincoln Educational Services Corporation, a New Jersey corporation (the “Company”).  This opinion is furnished to you in connection with (i) the filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) which became effective on September 12, 2008 (File No. 333-152854), (ii) the prospectus contained in the Registration Statement (the “Prospectus”), relating to the offering and sale from time to time by the Company of up to 1,500,000 shares of the Company’s common stock, no par value (the “Common Stock”), and by the selling stockholders named in the Prospectus of up to 22,024,003 shares of the Common Stock, and (iii)(A) the preliminary prospectus supplement (the “Preliminary Prospectus Supplement”) dated March 30, 2010 and (B) the prospectus supplement (the “Prospectus Supplement”) dated March 31, 2010, each relating to the offering and sale of 3,000,000 shares of the Common Stock (the “Shares”) by the selling stockholder named therein (the “Selling Stockholder”) in the manner set forth therein.

In that connection, we have reviewed originals or copies of the following documents (the “Documents”):

(a)           The Registration Statement and the Prospectus Supplement;

(b)           The amended and restated certificate of incorporation and by-laws of the Company, as amended through the date hereof;

(c)           The Purchase Agreement (the “Purchase Agreement”) dated March 30, 2010 by and among the Company, the selling stockholders named therein and the underwriter named therein;

(d)           Resolutions adopted by the Board of Directors of the Company on August 1, 2008 authorizing and approving the execution and delivery of the Purchase Agreement; and

(e)           Originals or copies of such other corporate records of the Company, certificates of public officials and officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

In our review of the Documents, we have assumed:

(a)           The genuineness of all signatures;

(b)           The authenticity of the originals of the documents submitted to us;

Exh C-1

(c)           The conformity to authentic originals of any documents submitted to us as copies; and

(d)           As to matters of fact, the truthfulness of the statements made in certificates of public officials and officers of the Company.

We have not independently established the validity of the foregoing assumptions.

Members of our firm are admitted to practice law in the State of New Jersey, and we do not express any opinion as to the laws of any other jurisdiction.

Subject to the foregoing assumptions and the limitations and qualifications set forth below, it is our opinion that as of the date hereof

1.           The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New Jersey and has the corporate power and other power and authority under such laws, to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Prospectus, the Preliminary Prospectus Supplement and the Prospectus Supplement and to enter into and perform its obligations under the Purchase Agreement.

2.           The Company (a) has the corporate power to execute, deliver and perform the Purchase Agreement and (b) has taken all corporate action necessary to authorize the execution, delivery and performance of the Purchase Agreement.

3.           The Purchase Agreement has been duly authorized, executed and delivered by the Company.

4.           The number of authorized, issued and outstanding shares of common stock of the Company is as set forth in the consolidated balance sheet of the Company as of December 31, 2009 included in the Annual Report on Form 10-K filed for the fiscal year ended December 31, 2009 (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the Prospectus, the Preliminary Prospectus Supplement and the Prospectus Supplement or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the Prospectus, the Preliminary Prospectus Supplement and the Prospectus Supplement); the shares of issued and outstanding common stock of the Company, including the Shares, have been duly authorized and validly issued and are fully paid and nonassessable; none of the outstanding shares of common stock of the Company, including the Shares, were issued in violation of the statutory preemptive rights of any securityholder of the Company; and the sale of the Shares in accordance with the terms of the Purchase Agreement is not subject to any statutory preemptive rights of any securityholder of the Company.

This opinion letter is rendered to you in connection with the transactions contemplated by the Registration Statement.  This opinion letter may not be relied upon by you for any other purpose without our prior written consent.  This opinion letter speaks only as of the date hereof.  We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter that might affect the opinions expressed herein.

Exh C-2

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.  We also consent to the reference to our firm under the heading “Legal Matters” in the Prospectus Supplement.  In giving this consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission.

Very truly yours,

McCarter & English, LLP

Exh C-3

Exhibit D

FORM OF OPINION OF THE COMPANY’S OUTSIDE REGULATORY COUNSEL
to be delivered pursuant to Section 5(e)

Re:	Lincoln Educational Services Corporation
3,000,000 Shares of Common Stock

Ladies and Gentlemen:

We have acted as special educational regulatory counsel to Lincoln Educational Services Corporation, a New Jersey corporation (the “Company”), in connection with the sale of 3,000,000 shares of its common stock (the “Shares”) pursuant to the Purchase Agreement dated March 30, 2010 (the “Purchase Agreement”), among the Company, the Selling Shareholder and the underwriter named therein.  This opinion letter is furnished to you pursuant to Section 5(e) of the Purchase Agreement.

For purposes of the opinions set forth herein, we have assumed without investigation that the documents examined by us are genuine and precisely match the final execution copies of the documents; the signatures on all such documents are genuine; all individuals executing such documents had all requisite legal capacity and competency; the documents submitted to us as originals are authentic and complete; the documents submitted to us as certified or reproduction copies conform to the originals; and the documents reviewed by us constitute legal, valid and binding obligations of the parties thereto.

We have examined such certificates of public officials, certificates of officers of the Company, originals (or copies thereof certified to our satisfaction) of corporate documents and records of the Company, and other documents, records and papers as we have deemed relevant and necessary in order to give the opinions hereinafter set forth.  We also have assumed that any certificate, electronic message, or other document on which we have relied that was given or dated earlier than this opinion letter was accurate when given and has remained accurate as far as relevant to the opinions contained herein from such earlier date through and including the date of this letter.  With respect to certain of the factual matters set forth herein, and the accuracy of certain factual matters upon which certain of the opinions set forth herein are based, we have relied, without investigation, solely upon certifications of officers of the Company.  We have relied upon the aforesaid certifications for the accuracy of certain material factual matters which were not independently established by us.  Capitalized terms utilized herein and not otherwise defined shall have the same meaning as in the Purchase Agreement.  Where in this opinion letter a statement is made “to our knowledge,” it means that none of the attorneys in our firm who have given substantive attention to legal representation of the Company has current actual knowledge of the inaccuracy of such statement.

On the basis of the foregoing, and in reliance thereon, and subject to the assumptions, limitations, qualifications and exceptions contained herein, we are of the opinion that:

1.           The statements under the captions “Prospectus Supplement Summary—Recent Regulatory Developments” and “Risk Factors — Risks Related to the Offering — The sale of shares in this offering by the selling stockholder will constitute a change in control of each of our schools under the DOE standards and standards of certain institutional accrediting agencies requiring each of our schools to apply for recertification for continued ability to participate in Title IV Programs and reaffirm certain accreditations.  The failure to obtain the required recertifications and reaffirmations could have a material adverse effect on our results of operations,” in the General Disclosure Package and the Prospectus and

Exh D-1

under the captions “Business — Regulatory Environment,” “Risk Factors — Risks Related to Our Industry,” “Risk Factors — Risks Related to Our Business — Failure on our part to establish and operate additional schools or campuses or effectively identify suitable expansion opportunities could reduce our ability to implement our growth strategy,” “Risk Factors — Risks Related to Our Business — A protracted economic slowdown and rising unemployment could harm our business if our students are unable to obtain employment upon completion of their programs, are unable to repay student loans or elect not to pursue education with us” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — General” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (the “2009 Form 10-K), insofar as such statements constitute a summary of applicable federal and state laws and regulations or a summary of judicial and administrative proceedings with respect to the operation of postsecondary educational institutions (collectively, “Regulatory Matters”), are as of the date of this opinion letter accurate in all material respects and present fairly the information conveyed therein.

2.           We have no knowledge that leads us to believe that, as of the Applicable Time or the date of this opinion letter, the information contained in the statements under the captions “Prospectus Supplement Summary—Recent Regulatory Developments” and “Risk Factors — Risks Related to the Offering — The sale of shares in this offering by the selling stockholder will constitute a change in control of each of our schools under the DOE standards and standards of certain institutional accrediting agencies requiring each of our schools to apply for recertification for continued ability to participate in Title IV Programs and reaffirm certain accreditations.  The failure to obtain the required recertifications and reaffirmations could have a material adverse effect on our results of operations,” in the General Disclosure Package and the Prospectus and under the captions “Business — Regulatory Environment,” “Risk Factors — Risks Related to Our Industry,” “Risk Factors — Risks Related to Our Business — Failure on our part to establish and operate additional schools or campuses or effectively identify suitable expansion opportunities could reduce our ability to implement our growth strategy,” “Risk Factors — Risks Related to Our Business — A protracted economic slowdown and rising unemployment could harm our business if our students are unable to obtain employment upon completion of their programs, are unable to repay student loans or elect not to pursue education with us” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — General” in the 2009 Form 10-K, insofar as such statements constitute a summary of Regulatory Matters, contained or contain, as the case may be, any untrue statement of a material fact or omitted or omit, as the case may be, to state any material fact necessary to make the statements therein not misleading.

3.           Except as disclosed in the General Disclosure Package and the Prospectus, no consent, approval, authorization, order, registration or qualification of, or filing with, the U.S. Department of Education under Title IV of the HEA is required for the offer and sale of the Shares pursuant to the Purchase Agreement.

4.           To our knowledge, except as disclosed in the General Disclosure Package and the Prospectus, the execution, delivery and performance by the Company of the Purchase Agreement and the offer and sale of the Shares pursuant to the Purchase Agreement, do not and will not conflict with or result in a violation of (i) Title IV of the HEA or (ii) any rule, regulation or requirement of the U.S. Department of Education promulgated under Title IV of the HEA, except for such conflicts or violations which would not be reasonably likely to, individually or in the aggregate, have a Material Adverse Effect.

5.           To our knowledge, except as disclosed in the General Disclosure Package and the Prospectus, the Company and each of its subsidiaries have all necessary licenses, certificates, permits and other authorizations required for each of the Company’s schools to participate in Title IV Programs under the HEA and pursuant to which the Company or any of its subsidiaries must be authorized by applicable states to engage in rendering educational services as described in the General Disclosure Package and the

Exh D-2

Prospectus, except where the failure to so have any such licenses, certificates, permits and other authorizations would not be reasonably likely to, individually or in the aggregate, have a Material Adverse Effect.

Except as specifically set forth above, the foregoing opinions relate only to matters of federal law.  We do not purport to express any opinion of the law of any other jurisdiction.

This opinion letter is limited to the matters expressly stated herein, and no additional or other opinion is implied or may be inferred to extend this opinion letter beyond the matters expressly stated herein.  We express no opinion as to any matters beyond the scope of the regulatory issues discussed above.

The opinions expressed in this letter have been prepared solely for your use and reliance in connection with the closing of the offering as described in the Prospectus, and may not be relied on by any other entity or person or for any other purpose.  The opinions expressed in this letter are made only as of the date hereof and cannot be relied upon with respect to events which occur subsequent to the issuance of this letter.  We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this letter.

This opinion is not to be quoted in whole or in part or otherwise referred to, nor is it to be filed with any governmental agency.  Other than the addressee hereof, no one is entitled to rely on this opinion.

Yours truly,

Exh D-3

Exhibit E-1

FORM OF OPINION OF COUNSEL TO BACK TO SCHOOL ACQUISITION, L.L.C.
to be delivered pursuant to Section 5(g)

[•], 2010

To the Persons listed in Schedule A

Lincoln Educational Services Corporation Public Offering

Ladies and Gentlemen:

We have acted as counsel to Back to School Acquisition L.L.C., a Delaware limited liability company (the “Selling Shareholder”), in connection with the sale by the Selling Shareholder of 3,000,000 shares (the “Shares”), of the common stock, no par value, of Lincoln Educational Services Corporation, a New Jersey corporation (the “Company”), pursuant to the Purchase Agreement, dated as of March 30, 2010 (the “Purchase Agreement”), among the Company, the Selling Shareholder and each of you.  This opinion is furnished to you pursuant to Section 5(f) of the Purchase Agreement.

In that connection, we have reviewed originals or copies of the Purchase Agreement, which is referred to herein as the “Opinion Document.”

We have also reviewed the following:

(a)       The registration statement on Form S-3 (Registration No. 333-152854) filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) on August 7, 2008 (such registration statement, at the time it became effective, including the documents incorporated by reference therein and the information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act, being hereinafter referred to as the “Registration Statement”).

(b)          The prospectus, dated September 12, 2008, forming a part of the Registration Statement, with respect to the offering from time to time of shares of the Company’s common stock (the “Base Prospectus”).

(c)           The preliminary prospectus supplement, dated March 30, 2010, relating to the Shares (the “Preliminary Prospectus Supplement”) (the Base Prospectus, as supplemented by the Preliminary Prospectus Supplement, in the form filed with the Commission pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein, being hereinafter collectively referred to as the “Preliminary Prospectus”).

(d)           The final prospectus supplement, dated March 31, 2010, relating to the Shares (the “Final Prospectus Supplement”) (the Base Prospectus, as supplemented by the Final Prospectus Supplement, in the form filed with the Commission pursuant to Rule 424(b) under the

Exh E-1-1

Securities Act, including the documents incorporated by reference therein, being hereinafter collectively referred to as the “Final Prospectus”).

(e)          The documents incorporated by reference in the Registration Statement.

(f)            The certificate of formation and the limited liability company agreement of BSA (collectively, the “Organizational Documents”).

(g)           The originals or copies of the agreements and documents listed in Schedule B.

(h)            Originals or copies of such other corporate records of the Company and the Selling Shareholder, certificates of public officials and of officers of the Company and the Selling Shareholder and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

In our review of the Opinion Document and other documents, we have assumed:

(a)           The genuineness of all signatures.

(b)           The authenticity of the originals of the documents submitted to us.

(c)           The conformity to authentic originals of any documents submitted to us as copies.

(d)           As to matters of fact, the truthfulness of the representations made in the Opinion Document and in certificates of public officials and officers of the Company and the Selling Shareholder.

(e)           That the Opinion Document is the legal, valid and binding obligation of each party thereto, other than the Selling Shareholder, enforceable against each such party in accordance with its terms.

(f)           That:

(i)           The Selling Shareholder is an entity duly organized and validly existing under the laws of the jurisdiction of its organization.

(ii)           The Selling Shareholder has power and authority (limited liability company or otherwise) to execute, deliver and perform, and has duly authorized, executed, and delivered (except to the extent Generally Applicable Law is applicable to such execution and delivery), the Opinion Document.

(iii)           The execution, delivery and performance by the Selling Shareholder of the Opinion Document has been duly authorized by all necessary action (limited liability company or otherwise) and do not contravene its Organizational Documents.

(iv)           The execution, delivery and performance by the Selling Shareholder of the Opinion Document does not:

Exh E-1-2

(A)           except with respect to Generally Applicable Law, violate any law, rule or regulation applicable to it; or

(B)           result in any conflict with or breach of any agreement or document binding on it (other than the documents and agreements listed on Schedule C hereto) of which any addressee hereof has knowledge, has received notice or has reason to know.

(v)           Except with respect to Generally Applicable Law, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or (to the extent the same is required under any agreement or document binding on it of which an addressee has knowledge, has received notice or has reason to know) any other third party is required for the due execution, delivery or performance by the Selling Shareholder of any Opinion Document or, if any such authorization, approval, consent, action, notice or filing is required, it has been duly obtained, taken, given or made and is in full force and effect.

(g)           The Underwriter listed on Schedule A to the Purchase Agreement (the “Underwriter”) is a Depository Trust Company (“DTC”) participant.  As such, the Underwriter maintains a customer account with DTC in the name of the Underwriter, and such customer account is the subject of an agreement between DTC and the Underwriter providing, among other things, that:  (i) financial assets (as defined in Section 8-102(a)(9) of the Uniform Commercial Code as currently in effect in the state of New York (“NYUCC”)) (including financial assets consisting of security entitlements with respect to the Securities sold to the Underwriter) may be credited to such customer account; (ii) DTC undertakes to treat the Underwriter as entitled to exercise the rights that comprise the financial assets so credited from time to time to such customer account in accordance with Article 8, Part 5 of NYUCC ; and (iii) such agreement is governed by the law of the State of New York (such that DTC’s “securities intermediary’s jurisdiction” (as defined in Section 8-110(e)) of NYUCC is New York).

We have not independently established the validity of the foregoing assumptions.

“Generally Applicable Law” means the federal law of the United States of America, and the law of the State of New York (including the rules or regulations promulgated thereunder or pursuant thereto), that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company and the Selling Shareholder, the Opinion Document or the transactions governed by the Opinion Document.  Without limiting the generality of the foregoing definition of Generally Applicable Law, the term “Generally Applicable Law” does not include any law, rule or regulation that is applicable to the Company, the Selling Shareholder, the Opinion Document or such transactions (including any law, rule or regulation applicable to individuals, companies or businesses because such entities provide educational services) solely because such law, rule or regulation is part of a regulatory regime applicable to any party to the Opinion Document or any of its affiliates due to the specific assets or business of such party or such affiliate.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that:

Exh E-1-3

1.           Insofar as New York law governs the execution and delivery of the Purchase Agreement, the Purchase Agreement has been duly executed and delivered by the Selling Shareholder.

2.           The execution and delivery by the Selling Shareholder of each Opinion Document does not, and the performance by the Selling Shareholder of its obligations thereunder, will not (a) result in a violation of Generally Applicable Law or (b) result in a breach of, a default under or the acceleration of (or entitle any party to accelerate) the maturity of any obligation of the Selling Shareholder under, or result in or require the creation of any lien upon or security interest in any property of the Selling Shareholder pursuant to the terms of, any agreement or document listed in the Schedule C.

3.           No authorization, approval or other action by, and no notice to or filing with, any United States federal or New York governmental authority or regulatory body, or an third party that is a party to any of the documents listed in Schedule B is required for the due execution, delivery or performance by the Selling Shareholder of any Opinion Document, except as have been obtained and are in full force and effect under the Securities Act or as may be required under the securities or blue sky laws of any jurisdiction in the United States in connection with the offer and sale of the Shares.

4.           Assuming (i) the Underwriter’s purchase of the Shares from the Selling Shareholder is for value, (ii) the Underwriter’s securities intermediary has indicated by book entry that the Shares have been credited to the Underwriter’s securities accounts (such security entitlements, the “Shares Security Entitlements”) and (iii) the Underwriter have no notice of any adverse claim to any of the Shares or their respective Shares Security Entitlements, no action based on an adverse claim to the Shares or the Shares Security Entitlements may be asserted against the Underwriter.

Our opinions expressed above are subject to the following qualifications:

(a)           Our opinion in paragraph 4 is limited to Article 8 of the NYUCC and therefore such opinion does not address laws other than Article 8 of the NYUCC.  Terms defined in Articles 1 and 8 of the NYUCC are used in paragraph 5 as therein defined.

(b)           Our opinions are limited to Generally Applicable Law, and we do not express any opinion herein concerning any other law.

This opinion letter is rendered to you in connection with the transactions contemplated by the Opinion Document.  This opinion letter may not be relied upon by you for any other purpose without our prior written consent.

This opinion letter speaks only as of the date hereof.  We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter that might affect the opinions expressed herein.

Very truly yours,

Exh E-1-4

SCHEDULE A

Barclays Capital Inc.
745 Seventh Avenue
New York, NY 10019

SCHEDULE B

1.           Stockholders’ Agreement, dated as of September 15, 1999, among Lincoln Technical Institute, Inc., Back to School Acquisition, L.L.C. and Five Mile River Capital Partners LLC.

2.           Letter agreement, dated August 9, 2000, by Back to School Acquisition, L.L.C., amending the Stockholders’ Agreement.

3.           Letter agreement, dated August 9, 2000, by Lincoln Technical Institute, Inc., amending the Stockholders’ Agreement.

4.           Management Stockholders Agreement, dated as of January 1, 2002, by and among Lincoln Technical Institute, Inc., Back to School Acquisition, L.L.C. and the Stockholders and other holders of options under the Management Stock Option Plan listed therein.

5.           Assumption Agreement and First Amendment to Management Stockholders Agreement, dated as of December 20, 2007, by and among Lincoln Educational Services Corporation, Lincoln Technical Institute, Inc., Back to School Acquisition, L.L.C. and the Management Investors parties therein.

6.           Registration Rights Agreement between the Company and Back to School Acquisition, L.L.C..

7.           Stockholder’s Agreement among the Company, Back to School Acquisition L.L.C., Steven W. Hart and Steven W. Hart 2003 Grantor Retained Annuity Trust.

8.           Stock Purchase Agreement, dated as of December 5, 2009, among Lincoln Educations Services Corporation and Back to School Acquisition, L.L.C.

Exhibit E-2

[Letterhead of Richards, Layton & Finger, P.A.]

[•], 2010

To the Parties
  Listed on Schedule A Hereto

Re:           Back to School Acquisition, L.L.C.

Ladies and Gentlemen:

We have acted as special Delaware counsel for Back to School Acquisition, L.L.C., a Delaware limited liability company (the “Company”), in connection with the sale by the Company of shares (the “Shares”), of the common stock, no par value, of Lincoln Educational Services Corporation, a New Jersey corporation (“Lincoln”), pursuant to the Purchase Agreement, dated as of March 30, 2010 (the “Purchase Agreement”), among Lincoln, the Company and each of you.  This opinion is furnished to you pursuant to Section 5(f) of the Purchase Agreement.

For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of executed or conformed counterparts of the following:

(a)           The Certificate of Formation of the Company, dated as of April 22, 1999 (the “LLC Certificate”), as filed in the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on April 22, 1999;

(b)           The Agreement of Limited Liability Company of the Company, dated as of April 22, 1999 (the “LLC Agreement”), entered into by Stonington Capital Appreciation 1994 Fund, L.P., as the sole member];

(c)           The Written Consent of the Sole Member of the Company, dated as of March [•], 2010 (the “Consent”);

(d)           A Certificate of the Sole Member of the Company, dated as of March [•], 2010 (the “Certificate”), as to certain matters;

(e)           The documents listed on Schedule B attached hereto (jointly, the “Transaction Documents”); and

(f)           A Certificate of Good Standing for the Company, dated [•], 2010, obtained from the Secretary of State.

For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (f) above.  In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (f) above) that is referred to in or incorporated by reference into any document reviewed by us.  We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein.  We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited

Exh E-2-1

or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

With respect to all documents examined by us, we have assumed that (i) all signatures on documents examined by us are genuine, (ii) all documents submitted to us as originals are authentic, and (iii) all documents submitted to us as copies conform with the originals of those documents.

For purposes of this opinion, we have assumed (i) except to the extent provided in numbered paragraph 1 below, that each party to the documents examined by us is duly organized or formed, as the case may be, and validly exists in good standing under the laws of the jurisdiction governing its organization or formation (ii) that the natural persons who are signatories to the documents examined by us have the legal capacity to sign such documents, (iii) except to the extent provided in numbered paragraph 2 below, that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (iv) except to the extent provided in numbered paragraph 3 below, that all of the documents examined by us have been duly authorized, executed and delivered by all parties thereto, (v) that the LLC Certificate, the LLC Agreement, the Consent and the Certificate are in full force and effect, have not been amended and no amendment of such documents is pending or has been proposed, and (vi) that there are no proceedings pending for the merger, consolidation, conversion, dissolution, liquidation or termination of the Company.  We have not participated in the preparation of any offering material relating to the Company or the transactions contemplated by the Transaction Documents and assume no responsibility for the contents of any such material.

This opinion is limited to the laws of the State of Delaware (excluding the securities, blue sky and tax laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto.  Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.  In rendering the opinions set forth herein, we express no opinion concerning the nature or validity of title to any property.

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

(a)           The Company has been duly formed and is validly existing in good standing as a limited liability company under the laws of the State of Delaware.

(b)           Under the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.) (the “LLC Act”) and the LLC Agreement, the Company has all necessary limited liability company power and authority to execute and deliver the Transaction Documents, and to perform its obligations thereunder.

(c)           Under the LLC Act, the LLC Agreement and the Consent, the execution and delivery by the Company of the Transaction Documents, and the performance by the Company of its obligations thereunder, have been duly authorized by all necessary limited liability company action on the part of the Company.  Under the LLC Act, the LLC Agreement, the Consent and the Certificate, the Transaction Documents have been duly executed and delivered by the Company to the underwriter listed on Schedule A hereto.

(d)           The execution and delivery by the Company of the Transaction Documents, and the performance by the Company of its obligations thereunder, do not violate the LLC Certificate or the LLC Agreement.

Exh E-2-2

We understand that you will rely as to matters of Delaware law upon this opinion in connection with the transactions contemplated by the Transaction Documents.  In connection with the foregoing, we hereby consent to your relying as to matters of Delaware law upon this opinion in connection with the transactions contemplated by the Transaction Documents, subject to the understanding that the opinions rendered herein are given on the date hereof and such opinions are rendered only with respect to facts existing on the date hereof and laws, rules and regulations currently in effect.  Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

Very truly yours,

Exh E-2-3

SCHEDULE A

Barclays Capital Inc.
745 Seventh Avenue
New York, NY 10019

SCHEDULE B

1.	Purchase Agreement, dated as of March 30, 2010, among Lincoln Educational Services Corporation, the Company and the underwriter named therein.

2.	Lock-up Letter of the Company, dated as of [•], 2010.

Exhibit F

Form of lock-up from directors, officers or other stockholders pursuant to Section 5(m)

[•], 2010

Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

Re:           Proposed Public Offering by Lincoln Educational Services Corporation

Dear Ladies and Gentlemen:

The undersigned, a shareholder, an officer and/or a director of Lincoln Educational Services Corporation, a New Jersey corporation (the “Company”), understands that Barclays Capital Inc. (“Barclays”), as  underwriter, proposes to enter into a Purchase Agreement (the “Purchase Agreement”) with the Company and the Selling Shareholders named in the Purchase Agreement providing for the public offering (the “Public Offering”) of shares (the “Securities”) of the Company’s common stock, no par value per share (the “Common Stock”).  In recognition of the benefit that such an offering will confer upon the undersigned as a shareholder, officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the underwriter to be named in the Purchase Agreement that, during a period of 40 days from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of Barclays, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise dispose of or transfer any shares of the Company’s Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the “Lock-Up Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

The foregoing shall not apply to any Lock-Up Securities transferred:

(i)	as a bona fide gift or gifts; or

(ii)
to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iii)	by operation of law, such as rules of intestate succession or statutes governing the effects of a merger; or

Exh F-1

(iv)
pursuant to the exercise of any stock option granted as a direct or indirect result of any Company program, including but not limited to, any form of “cashless” exercise generally available for such grants, provided that the net resulting shares from such stock option exercise are not sold during the lock-up period; or

(v)	pursuant to the use of any Common Stock or stock options as collateral for a loan provided that the holder of such collateral executes this agreement or an agreement in substantially similar form; or

(vi)	as a distribution to limited partners, members or stockholders of the undersigned; or

(vii)	to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned;1 provided that, in each case, unless required by applicable law, the undersigned does not voluntarily effect any public filing or report regarding such transfers; provided further that, in the case of any transfer or distribution pursuant to (i), (ii) or (vii) above, prior to any such distribution, transfer or donation:  (1) Barclays shall receive a signed lock-up agreement for the balance of the lock-up period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such distribution, transfer or donation shall not involve a disposition for value.

The first paragraph of this letter shall not prohibit the entering into new “10b5-1 trading plans” by officers and directors of the Company and the filing of a resale registration statement with the Securities and Exchange Commission in connection with such “10b5-1 trading plans” provided that, no sales are effected under such registration statement until the expiration of the lock-up period pursuant to this letter.

1 The lock-up agreements for David Carney and Scott Shaw shall contain a 10b5-1 exception and the lock-up agreement for Cesar Riberio shall contain a pledge exception.

 Exh F-2